Exhibit 10.4
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 13, 2008, is by and among NEW CENTURY TRANSPORTATION, INC., a New Jersey corporation (the “Borrower”), the Material Domestic Subsidiaries of the Borrower party hereto (each a “Guarantor” and collectively, the “Guarantors’’), and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders (as hereinafter defined) under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
W I T N E S S E T H
     WHEREAS, the Borrower, the Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of August 14, 2006, as amended by that certain First Amendment to Credit Agreement dated as of December 1, 2006, as amended by that certain Second Amendment to Credit Agreement dated as of June 29, 2007 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
     WHEREAS, the Credit Parties have requested the Required Lenders amend certain provisions of the Credit Agreement; and
     WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
     1.1 New Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
     “Third Amendment Effective Date” shall mean February 13, 2008.
     1.2 Amended Definitions. The following definition found in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     “Applicable Percentage” shall mean, for any day, the rate per annum set forth below opposite the applicable level then in effect (based on the Consolidated Leverage Ratio), it being understood that the Applicable Percentage for (a) Revolving Loans that are Alternate Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin”, (b) Revolving

Loans that are LIBOR Rate Loans shall be the percentage set forth under the column “LIBOR Margin & L/C Fee”, (c) that portion of the Term Loan comprised of Alternate Base Rate Loans shall be 4.25%; provided that if the Consolidated Leverage Ratio as of the most recently ended fiscal quarter is less than or equal to 4.50 to 1.0, that portion of the Term Loan Comprised of Alternate Base Rate Loans shall be 3.75%, (d) that portion of the Term Loan comprised of LIBOR Rate Loans shall be 5.25%; provided that if the Consolidated Leverage Ratio as of the most recently ended fiscal quarter is less than or equal to 4.50 to 1.0, that portion of the Term Loan Comprised of LIBOR Rate Loans shall be 4.75% and (e) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee”:
Applicable Percentage

	Consolidated	LIBOR	Base Rate
Level	Leverage Ratio	Margin & L/C Fee	Margin	Commitment Fee
I	≥ 4.75 to 1.0	4.50%	3.50%	0.50%

II	≥ 4.25 to 1.0 but < 4.75 to 1.0	4.25%	3.25%	0.50%

III	≥ 3.50 to 1.0 but < 4.25 to 1,0	4.00%	3.00%	0.50%

IV	≥ 2.50 to 1.0 but ≤ 3.50 to 1.0	3.75%	2.75%	0.25%

V	< 2.50 to 1.0	3.50%	2.50%	0.25%
     The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrower the quarterly financial information (in the case of the first three fiscal quarters of the Borrower’s fiscal year), the annual financial information (in the case of the fourth fiscal quarter of the Borrower’s fiscal year) and the certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b) (each an “Interest Determination Date”). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. After the Closing Date, if the Credit Parties shall fail to provide the financial information or certifications in accordance with the provisions of Sections 5.1(a), 5.1(b) and 5.2(b), the Applicable Percentage shall, on the date five (5) Business Days after the date by which the Credit Parties were so required to provide such financial information or certifications to the Administrative Agent and the Lenders, be based on Level I until such time as such information or certifications are provided, whereupon the Level shall be determined by the then current Consolidated Leverage Ratio. In the event that any financial statement or certification delivered pursuant to Section 5.1 is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage for any period (an “Applicable Period”) than the Applicable Percentage applied for such Applicable Period, then the Borrower shall immediately (i) deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (ii) determine the Applicable Percentage for such Applicable Period based upon the corrected compliance certificate, and (iii) immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Percentage for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.11. It is acknowledged and agreed that nothing contained herein shall limit the rights of the Administrative Agent and the Lenders under the Credit Documents, including their rights under Sections 2.8 and 7.1 and other of their respective rights under this Agreement.
     1.3 New Definition. The following definition is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:
     “Alternative Covenant Election” shall mean the one-time election by the Borrower (by advance written notice to the Administrative Agent) to comply with the financial covenants set forth in Section 5.9(b).
     1.4 Amendment to Section 5.9. Sections 5.9 of the Credit Agreement are hereby amended and restated in their entireties to read as follows:
     Section 5.9 Financial Covenants.
     (a) Prior to the Alternative Covenant Election, comply with the following financial covenants:
     (i) Consolidated Leverage Ratio. The Consolidated Leverage Ratio, for the twelve month period ending as of each fiscal quarter end shall be less than or equal to the levels set forth in the grid below for the periods corresponding thereto:

Period	Maximum Ratio
Closing Date through December 31, 2007	5.50 to 1.00
January 1, 2008 through June 30, 2008	5.75 to 1.00
July 1, 2008 through September 30, 2008	5.25 to 1.00
October 1, 2008 through December 31, 2008	4.75 to 1.00
January 1, 2009 through March 31, 2009	4.50 to 1.00
April 1, 2009 through June 30, 2009	4.25 to 1.00
July 1, 2009 through September 30, 2009	3.75 to 1.00
October 1, 2009 and thereafter	3.50 to 1.00
     (ii) Minimum Interest Coverage Ratio. Interest Coverage Ratio, for the twelve month period ending as of each fiscal quarter end shall be greater than or equal to the levels set forth in the grid below for the periods corresponding thereto:

Period	Maximum Ratio
Closing Date through December 31, 2007	2.00 to 1.00
January 1, 2008 through June 30, 2008	1.75 to 1.00
July 1, 2008 through December 31, 2008	2.00 to 1.00
January 1, 2009 through June 30, 2009	2.25 to 1.00
July 1, 2009 through September 30, 2009	2.50 to 1.00
October 1, 2009 and thereafter	2.75 to 1.00
     (iii) Maximum Consolidated Capital Expenditures. Consolidated Capital Expenditures made during each fiscal year of the Borrower shall be less than or equal to the amounts set forth below:

Fiscal Year Ending	Amount
December 31, 2008	$10,000,000
December 31, 2009	$12,500,000
December 31, 2010	$15,000,000
December 31, 2011	$35,000,000
December 31, 2012	$37,500,000
     plus for any fiscal year after December 31, 2008, the unused amount available for Consolidated Capital Expenditures under this Section 5.9(a)(iii) for the immediately preceding fiscal year (excluding any carry forward available from any prior fiscal year); provided, that with respect to any fiscal year, capital expenditures made during any such fiscal year shall be deemed to be made first with respect to the applicable limitation for such year and then with respect to any carry forward amount to the extent applicable. In connection with any Permitted Acquisition, the amounts set forth in the table above shall be increased by the product of 10% multiplied by the revenue of any Target acquired in such Permitted Acquisition for the immediately preceding four fiscal quarter period ending prior to such Permitted Acquisition.
     (b) On and after the Alternative Covenant Election, comply with the following financial covenants:
     (i) Consolidated Leverage Ratio. The Consolidated Leverage Ratio, for the twelve month period ending as of each fiscal quarter end shall be less than or equal to the levels set forth in the grid below for the periods corresponding thereto:

Period	Maximum Ratio
Closing Date through September 30, 2007	4.75 to 1.00
October 1, 2007 through March 31, 2008	4.50 to 1.00
April 1, 2008 through September 30, 2008	4.25 to 1.00

Period	Maximum Ratio
October 1, 2008 through March 31, 2009	3.75 to 1.00
April 1, 2009 through June 30, 2009	3.50 to 1.00
July 1, 2009 through September 30, 2009	3.25 to 1.00
October 1, 2009 through December 31, 2009	3.00 to 1.00
January 1, 2010 and thereafter	2.50 to 1.00
     (ii) Minimum Interest Coverage Ratio. Interest Coverage Ratio, for the twelve month period ending as of each fiscal quarter end shall be greater than or equal to the levels set forth in the grid below for the periods corresponding thereto:

Period	Minimum Ratio
Closing Date through March 31, 2007	2.25 to 1.00
April 1, 2007 through March 31, 2008	2.50to 1.00
April 1, 2008 through September 30, 2008	2.75 to 1.00
October 1, 2008 through March 31, 2009	3.00 to 1.00
April 1, 2009 through September 30, 2009	3.25 to 1.00
October 1, 2009 through December 31, 2009	3.50 to 1.00
January 1, 2010 and thereafter	3.75 to 1.00

(iii) Maximum Consolidated Capital Expenditures. Consolidated Capital Expenditures made during each fiscal year of the Borrower shall be less than or equal to the amounts set forth below:

Fiscal Year Ending	Amount
6 months ending December 31, 2006	$13,000,000
December 31, 2007	$20,000,000
December 31, 2008	$25,000,000
December 31, 2009	$30,000,000
December 31, 2010	$32,500,000
December 31, 2011	$35,000,000
December 31, 2012	$37,500,000
     plus the unused amount available for Consolidated Capital Expenditures under this Section 5.9(b)(iii) for the immediately preceding fiscal year (excluding any carry forward available from any prior fiscal year): provided, that with respect to any fiscal year, capital expenditures made during any such fiscal year shall be deemed to be made first with respect to the applicable limitation for such year and then with respect to any carry forward amount to the extent applicable. In connection with any Permitted Acquisition, the amounts set forth in the table above shall be increased by the product of 10% multiplied by the revenue of any

Target acquired in such Permitted Acquisition for the immediately preceding four fiscal quarter period ending prior to such Permitted Acquisition.
     (c) Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in this Section, (i) after consummation of any Permitted Acquisition, (A) income statement items and other balance sheet items (whether positive or negative) attributable to the Target acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrower and the Required Lenders, and (B) Indebtedness of a Target that is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period and (ii) after any Asset Disposition permitted by Section 6.4(a)(vi) which is the disposition of a business unit, (A) income statement items, cash flow statement items and other balance sheet items (whether positive or negative) attributable to the property or assets disposed of shall be excluded in such calculations to the extent relating to such applicable period, subject to adjustments mutually acceptable to the Borrower and the Administrative Agent (after consultation with the Lenders) and (B) Indebtedness that is repaid with the proceeds of such Asset Disposition shall be excluded from such calculations and deemed to have been repaid as of the first day of such applicable period.
ARTICLE II
CONDITIONS TO EFFECTIVENESS
     2.1 Closing Conditions. This Amendment shall become effective as of the Third Amendment Effective Date upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):
     (a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties and the Administrative Agent, on behalf of the Required Lenders.
     (b) Executed Consents. The Administrative Agent shall have received executed consents, in substantially the form of Exhibit A attached hereto, from the Required Lenders authorizing the Administrative Agent to enter into this Amendment on their behalf. The delivery by the Administrative Agent of its signature page to this Amendment shall constitute conclusive evidence that the consents from the Required Lenders have been obtained.
     (c) Fees and Expenses. The Borrower shall have paid in full (i) for the account of each Lender approving this Amendment, an amendment fee equal to 25 basis points on such Lender’s Commitment or if such Lender’s Commitment has terminated, such Lender’s outstanding Loans and (ii) all reasonable out-of-pocket fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation, the reasonable fees and expenses of Moore & Van Allen PLLC.
     (d) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
ARTICLE III
MISCELLANEOUS
     3.1 Amended Terms. On and after the Third Amendment Effective Date, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.
     3.2 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:
     (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
     (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.
     (d) The representations and warranties set forth in Article III of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).
     (e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.
     (f) The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

     (g) Except as specifically provided in this Amendment, the Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.
     3.3 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.
     3.4 Credit Document. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.
     3.5 Further Assurances. The Credit Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.
     3.6 Entirety. This Amendment and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
     3.7 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.
     3.8 No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under this Credit Agreement on or prior to the date hereof.
     3.9 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     3.10 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     3.11 General Release. In consideration of the Administrative Agent, on behalf of the Lenders, entering into this Amendment, each Credit Party hereby releases the Administrative Agent, the Lenders, and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof, except, with respect to any such person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such person’s gross negligence, bad faith or willful misconduct.
     3.12 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

NEW CENTURY, TRANSPORTATION, INC.
AMENDMENT TO CREDIT AGREEMENT
     IN WITNESS WHEREOF the Credit Parties and the Administrative Agent (on behalf of the Required Lenders) have caused this Amendment to be duly executed on the date first above written.

BORROWER:	NEW CENTURY TRANSPORTATION, INC., a New Jersey corporation
	By:	/s/ Brian J. Fitzpatrick
		Name:	Brian J. Fitzpatrick
		Title:	CFO

GUARANTORS:	EAST PARK ACQUISITION, LLC, a New Jersey limited liability company
	By:	/s/ Brian J. Fitzpatrick
		Name:	Brian J. Fitzpatrick
		Title:	CFO

WESTERN FREIGHTWAYS, LLC, a Colorado limited liability company
	By:	/s/ Brian J. Fitzpatrick
		Name:	Brian J. Fitzpatrick
		Title:	CFO

P&P TRANSPORT LLC, a New Jersey limited liability company
		By:	New Century Transportation, Inc.
Its sole Member

	By:	/s/ Brian J. Fitzpatrick
		Name:	Brian J. Fitzpatrick
		Title:	CFO

NEW CENTURY, TRANSPORTATION, INC.
AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent on behalf of the Required Lenders
	By:	/s/ James Travagline
		Name:	James Travagline
		Title:	Vice President

EXHIBIT A
[FORM OF]
CONSENT TO THIRD AMENDMENT
TO CREDIT AGREEMENT
     This Consent is given pursuant to the Credit Agreement, dated as of August 14, 2006 (as previously amended and modified, the “Credit Agreement”; and as further amended by the Amendment (as hereinafter defined), the “Amended Credit Agreement”), by and among NEW CENTURY TRANSPORTATION, INC., a New Jersey corporation (the “Borrower”), those Material Domestic Subsidiaries of the Borrower party hereto (each a “Guarantor” and collectively, the “Guarantors”), the lenders and other financial institutions from time to time party thereto (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement unless otherwise defined herein.
     The undersigned hereby approves the amendment of the Credit Agreement effected by the Third Amendment to Credit Agreement (the “Amendment”) by and among the Borrower, the Guarantors party thereto, and the Administrative Agent and hereby authorizes the Administrative Agent to execute and deliver the Amendment on its behalf and, by its execution below, the undersigned agrees to be bound by the terms and conditions of the Amendment and the Amended Credit Agreement.
     Delivery of this Consent by telecopy or other electronic means shall be effective as an original.
     A duly authorized officer of the undersigned has executed this Consent as of the ___ day of February, 2008.

,
as a Lender
By:
Name:
Title: